EXHIBIT 23




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the stock option plan of our report dated March 31, 2015 with respect to the consolidated financial statements of Flexible Solutions International Inc. included in its annual report filed on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.


                                          /s/ MNP LLP

                                          Chartered Accountants

Burnaby, BC, Canada
June __, 2015

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                              CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement of Flexible Solutions International Inc. on Form S-8 whereby the Company, as well as certain shareholders of the Company, propose to sell up to 212,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very Truly Yours,

                                HART & HART, LLC



                             By /s/ William T. Hart
                                -------------------
                                William T. Hart


Denver, Colorado
June __, 2015